                                                                               .
                                                                               .
                                                                               .
                                                                       EXHIBIT G

Investment in Financing Subs


                                                                As of Dec. 2002
                                                                ---------------
CenterPoint Energy, Inc.
  10049 Houston Industries FinanceCo GP                            178,096,047
  10050 Houston Industries FinanceCo LP                            134,683,882
  10053 CenterPoint Energy Capital Trust I                                   -
  10054 CenterPoint Energy Capital Trust II                                  -
  10129 CenterPoint Energy Trust I                                           -
  10158 Reliant Energy FinanceCo III LP                                (73,626)
  10162 Reliant Energy FinanceCo II LP                                       -
  10163 Reliant Energy FinanceCo II GP, LLC                                  -
  10181 CenterPoint Energy Investment Management, Inc.                       -
  10187 Reliant Energy FinanceCo IV LP                                  70,009


   CenterPoint Energy Houston Electric, LLC
  10158 Reliant Energy FinanceCo III LP                                      -
  10162 Reliant Energy FinanceCo II LP                               7,376,761
  10163 Reliant Energy FinanceCo II GP, LLC                            982,564
  10187 Reliant Energy FinanceCo IV LP                                       -

     Utility Holding Company
  10053 CenterPoint Energy Capital Trust I                           7,732,001
  10054 CenterPoint Energy Capital Trust II                          3,071,718
  10129 CenterPoint Energy Trust I                                  11,674,855
  10181 CenterPoint Energy Investment Management, Inc.             648,886,730